GRANISOL™ (GRANISETRON) ORAL SOLUTION ELIGIBLE FOR MEDICAID REIMBURSEMENT

The only FDA-approved oral solution of granisetron, GRANISOL, is now available to patients enrolled in Medicaid

CALIFON, NJ – April 6, 2011

PediatRx, Inc. (OTCBB: PEDX) announced that the U.S. Centers for Medicare and Medicaid Services (CMS) recently notified state Medicaid agencies to include PediatRx’s GRANISOL, NDC 52547-0801-30, in their list of reimbursed products. CMS funds the Medicaid and State Children Health Insurance Programs jointly with state governments. These programs provide health insurance, including prescription drug coverage, to over 40 million low-income families,* and this number is expected to grow with the implementation of health care reform legislation.

Dr. Cameron Durrant, founder of PediatRx, said, “We are delighted to have reached an agreement with CMS to include PediatRx’s GRANISOL on the list of reimbursed products for Medicaid. This means that individual state Medicaid programs can now add GRANISOL to their formularies, enabling patients enrolled in Medicaid access to the only once-daily oral solution of granisetron.”

CMS provided in its notice to PediatRx two effective dates: an optional effective date of March 17, 2011, and a mandatory effective date of July 1, 2011. States can begin covering GRANISOL at their option any time between these two dates. Patients and health care providers can contact their state Medicaid program to find out if GRANISOL has been added at the current time. See http://www.cms.gov/MedicaidDrugRebateProgram/downloads/drugcon.pdf

Durrant continued, “We are acutely aware of the financial pressures on patients, including those who are not eligible for government-sponsored healthcare programs or are uninsured or underinsured. That is why we developed a co-pay assistance program, GRANI Cares, to support GRANISOL for eligible patients.”

For patients who are not enrolled in Medicaid or Medicare, visit GRANI Cares: http://www.121hm.com/offers/granisol

For disclaimer information, visit: http://www.121hm.com/offers/granisol/tandc.html

GRANISOL is indicated for the prevention of:

  Nausea and vomiting associated with initial and repeat courses of emetogenic cancer therapy, including high-dose cisplatin.
  Nausea and vomiting associated with radiation, including total body irradiation and fractionated abdominal radiation.

For full prescribing information, visit: http://www.pediatrx.com/products/pdf/granisol_pi.pdf

Selected Safety Information

  GRANISOL is contraindicated in patients with known hypersensitivity to the drug or any of its components.
  QT prolongation has been reported with granisetron. Therefore, GRANISOL Oral Solution should be used in caution with patients with pre-existing arrhythmias or cardiac conduction disorders, as this might lead to clinical consequences. Patients with cardiac disease, on cardio-toxic chemotherapy, with concomitant electrolyte abnormalities and/or on concomitant medications that prolong the QT interval are particularly at risk.
  Safety and effectiveness in pediatric patients have not been established.
  The most common side effects observed with administration of granisetron were headache, asthenia, constipation, diarrhea, dyspepsia, and abdominal pain.

*2009 U.S. Census Bureau.

For further information related to material contained in this release, please contact Holmes World Media Inc., +1 512 981 7369

About PediatRx, Inc.

PediatRx, Inc. (www.pediatrx.com) is a hospital specialty pharmaceutical company which focuses on treatments for patients suffering from serious conditions requiring hospitalization. PediatRx trades on the OTCBB under the ticker symbol PEDX.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economics, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning expected growth in prescription drug coverage under Medicaid. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.

Further Information

PediatRx Inc.
Research & Business Development
Email: info@pediatrx.com

Shareholder Relations
+1 908 975 0753
Email: ir@pediatrx.com

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